Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-180070

PROSPECTUS SUPPLEMENT

(to prospectus dated March 22, 2012)

1,000,000 Shares

Harbinger Group Inc.

Common Stock

This is an offering of 1,000,000 shares of common stock by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of shares by the selling stockholder.

The transaction to which this prospectus supplement relates was negotiated between the selling stockholder and an institutional purchaser and did not involve an underwriter or other agent. We have paid all costs in connection with the registration statement to which this prospectus supplement relates and the selling stockholder will pay all other costs associated with this specific offering, including costs relating to this prospectus supplement and any transfer taxes incurred for the sale of shares of our common stock. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HRG.” On August 29, 2013, the closing sale price of our common stock on the NYSE was $9.08.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-2 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Offering price	$7.75	$7,750,000
Proceeds to selling stockholder, before expenses	$7.75	$7,750,000

Delivery of the shares of common stock is expected to be made on or about September 6, 2013.

The date of this prospectus supplement is August 30, 2013

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering and in the documents incorporated by reference herein, in the accompanying prospectus or any such free writing prospectus. We and the selling stockholder have not authorized any other person to provide you with different or additional information. We and the selling stockholder take no responsibility for, and provide no assurance as to the reliability of, any other information that others give you.

The selling stockholder is not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized for use in connection with this offering or any document incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our or the selling stockholder’s behalf, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR”

PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and certain oral statements made by our representatives from time to time may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of our management and the management of our subsidiaries. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of our company. Factors that could cause actual results, events and developments to differ include, without limitation the ability of our subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows, to make upstream cash distributions, capital market conditions, and HGI’s and its subsidiaries’ ability to identify any suitable future acquisition opportunities. Forward-looking statements include, without limitation, statements regarding: efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, the economy, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired businesses with ours, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, business portfolios, changes in regulations and taxes.

Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” “seek,” “project,” or “continue” or the negative or other variations thereof or comparable terminology.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed under “Risk Factors,” could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.

Unless otherwise indicated in this prospectus supplement, references to the “Company,” “HGI,” “we,” “us” or “our” refer to Harbinger Group Inc. and, where applicable, its consolidated subsidiaries; “Harbinger Capital” refers to Harbinger Capital Partners LLC; “Harbinger Parties” or “Principal Stockholders” refer, collectively, to Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”), Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.; “HGI Funding” refers to HGI Funding, LLC; “Russell Hobbs” refers to Russell Hobbs, Inc. and, where applicable, its consolidated subsidiaries; “Spectrum Brands” refers to Spectrum Brands Holdings, Inc. and, where applicable, its consolidated subsidiaries; “SBI” refers to Spectrum Brands, Inc. and, where applicable, its consolidated subsidiaries; “HFG” refers to Fidelity & Guaranty Life (formerly, Harbinger F&G, LLC); “FGL” refers to Fidelity & Guaranty Life Holdings, Inc. (formerly, Old Mutual U.S. Life Holdings, Inc.)

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and, where applicable, its consolidated subsidiaries; “Salus” refers to Salus Capital Partners, LLC and its subsidiaries; “Stanley Black & Decker” refers to Stanley Black & Decker, Inc.; “Five Island” refers to Five Island Asset Management LLC (formerly, HGI Asset Management LLC); “Front Street” refers to FS Holdco Ltd.; “Front Street Bermuda” refers to Front Street Re Ltd.; “Front Street Cayman” refers to Front Street Re (Cayman) Ltd.; “HGI Energy” refers to HGI Energy Holdings LLC; “HHI Business” refers to the hardware and home improvement business previously owned by Stanley Black & Decker and certain of its subsidiaries; “EXCO Parent” refers to EXCO Resources, Inc.; “EXCO” refers to EXCO Resources, Inc.; “HGI Energy” refers to HGI Energy Holdings, LLC; the “EXCO/HGI JV” refers to the oil and gas joint venture by HGI Energy and EXCO Parent; the “Energy Partnership” refers to EXCO/HGI Production Partners, LP; and the “Energy General Partner” refers to EXCO/HGI GP, LLC.

HGI

HGI’s actual results or other outcomes may differ from those expressed or implied by forward-looking statements contained or incorporated herein due to a variety of important factors, including, without limitation, the following:

•	limitations on our ability to successfully identify additional suitable acquisition and investment opportunities and to compete for these opportunities with others who have greater resources;

•	the need to provide sufficient capital to our operating businesses;

•	our dependence on distributions from our subsidiaries to fund our operations and payments on our debt;

•	the impact of covenants in the indenture, dated as of December 24, 2012 (the “2012 Indenture”), governing our $925 million 7.875% senior secured notes due 2019 (the “Senior Notes”) and our preferred stock certificates of designation (together, the “Certificate of Designation”), and future financing or refinancing agreements, on our ability to operate our business and finance our pursuit of additional acquisition opportunities;

•	the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we and our subsidiaries may incur;

•	the impact on the holders of our common stock if we issue additional shares of our common stock or preferred stock;

•	the impact on the aggregate value of our assets and our stock price from changes in the market prices of publicly traded equity interests we hold, particularly during times of volatility in security prices;

•	the impact of additional material charges associated with our oversight of acquired or target businesses and the integration of our financial reporting;

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•	the impact of restrictive stockholder agreements and securities laws on our ability to dispose of equity interests we hold;

•	the impact of decisions by our controlling stockholders, whose interest may differ from those of our other stockholders, or their ceasing to remain controlling stockholders;

•	the effect any interests of our officers, directors, stockholders and their respective affiliates may have in certain transactions in which we are involved;

•	our dependence on certain key personnel;

•	the impact of potential losses and other risks from changes in our portfolio of securities;

•	our ability to effectively increase the size of our organization and manage our growth;

•	the impact of a determination that we are an investment company or personal holding company;

•	the impact of future claims arising from operations, agreements and transactions involving former subsidiaries;

•	the impact of expending significant resources in considering acquisition targets or business opportunities that are not consummated;

•	our ability to successfully integrate our recently acquired oil and gas joint venture into our existing operations and achieve the expected economic benefits;

•	tax consequences associated with our acquisition, holding and disposition of target companies and assets;

•	the impact of delays or difficulty in satisfying the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 or negative reports concerning our internal controls;

•	the impact of the relatively low market liquidity for our common stock; and

•	the effect of price fluctuations in our common stock caused by general market and economic conditions and a variety of other factors, including factors that affect the volatility of the common stock of any of our publicly held subsidiaries.

Spectrum Brands

Spectrum Brands’ actual results or other outcomes may differ from those expressed or implied by the forward-looking statements contained herein due to a variety of important factors, including, without limitation, the following:

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•	the impact of Spectrum Brands’ substantial indebtedness on its business, financial condition and results of operations;

•	the impact of restrictions in Spectrum Brands’ debt instruments on its ability to operate its business, finance its capital needs or pursue or expand business strategies;

•	any failure to comply with financial covenants and other provisions and restrictions of Spectrum Brands’ debt instruments;

•	Spectrum Brands’ ability to successfully integrate the HHI Business and achieve the expected synergies from that integration at the expected costs;

•	the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities;

•	the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;

•	interest rate and exchange rate fluctuations;

•	the loss of, or a significant reduction in, sales to any significant retail customer(s);

•	competitive promotional activity or spending by competitors or price reductions by competitors;

•	the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands;

•	the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where Spectrum Brands does business;

•	changes in consumer spending preferences and demand for Spectrum Brands’ products;

•	Spectrum Brands’ ability to develop and successfully introduce new products, protect its intellectual property and avoid infringing the intellectual property of third parties;

•	Spectrum Brands’ ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings;

•	the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations);

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•	public perception regarding the safety of Spectrum Brands’ products, including the potential for environmental liabilities, product liability claims, litigation and other claims;

•	the impact of pending or threatened litigation;

•	changes in accounting policies applicable to Spectrum Brands’ business;

•	government regulations;

•	the seasonal nature of sales of certain of Spectrum Brands’ products;

•	the effects of climate change and unusual weather activity;

•	the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets;

•	the significant costs expected to be incurred in connection with the integration of Spectrum and the HHI Business;

•	the risk that Spectrum Brands may become responsible for certain liabilities of the HHI Business;

•	the risk that integrating Spectrum Brands’ business with that of HHI Business may divert Spectrum Brands’ management’s attention;

•	Spectrum Brands dedicating resources of the HHI Business to supply certain products and services to Stanley Black & Decker, Inc. (“Stanley Black & Decker”) and its subsidiaries;

•	general customer uncertainty related to the acquisition of the HHI Business;

•	the limited period of time for which Spectrum Brands has the right to use certain Stanley Black & Decker trademarks, brand names and logos; and

•	the reliance on Stanley Black & Decker and its subsidiaries for certain key services.

FGL and Front Street

FGL’s and Front Street’s actual results or other outcomes may differ from those expressed or implied by forward-looking statements contained herein due to a variety of important factors, including, without limitation, the following:

•	FGL’s insurance subsidiaries’ ability to maintain or improve their financial strength ratings;

S-vii

•	FGL’s and its insurance subsidiaries’ potential need for additional capital to maintain their financial strength and credit ratings and meet other requirements and obligations;

•	FGL’s ability to manage its business in a highly regulated industry, which is subject to numerous legal restrictions and regulations;

•	the impact of covenants in the indenture governing FGL’s $300 million 6.375% Senior Notes due 2021 (“FGL Notes”);

•	availability of reinsurance and credit risk associated with reinsurance;

•	the accuracy of FGL’s assumptions and estimates regarding future events and ability to respond effectively to such events, including mortality, persistency, expenses and interest rates, tax liability, business mix, frequency of claims, contingent liabilities, investment performance, and other factors related to its business and anticipated results;

•	the impact of interest rate fluctuations on FGL;

•	FGL’s ability to maintain or improve its credit ratings;

•	the availability of credit or other financings and the impact of equity and credit market volatility and disruptions on both FGL’s ability to obtain capital and the value and liquidity of FGL’s investments;

•	changes in the U.S. federal income tax laws and regulations that may affect the relative income tax advantages of FGL’s products;

•	FGL’s ability to defend itself against litigation (including class action litigation) and respond to enforcement investigations or regulatory scrutiny;

•	the performance of third parties including distributors and technology service providers, and providers of outsourced services;

•	the impact of new accounting rules or changes to existing accounting rules on FGL;

•	FGL’s ability to protect its intellectual property;

•	general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance which may affect (among other things) FGL’s ability to sell its products, its ability to access capital resources and the costs associated therewith, the fair value of its investments, which could result in impairments and other-than-temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

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•	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) underwriting of insurance products and regulation of the sale, underwriting and pricing of products and minimum capitalization and statutory reserve requirements for insurance companies;

•	the impact on FGL of man-made catastrophes, pandemics, computer viruses, network security breaches and malicious and terrorist acts;

•	the impact of FGL’s reinsurers, including Wilton Reassurance Company, failing to meet or timely meet their assumed obligations, increasing their reinsurance rates, or becoming subject to adverse developments that could materially adversely impact their ability to provide reinsurance to FGL at consistent and economical terms;

•	FGL’s ability to compete in a highly competitive industry;

•	the Front Street’s reinsurance subsidiaries’ ability to effectively implement their business strategy, including the need for capital; and

•	the ability to maintain or obtain approval of the Maryland Insurance Administration and other regulatory authorities as required for FGL’s operations and those of its insurance subsidiaries.

Salus

Salus’ actual results or other outcomes may differ from those expressed or implied by the forward-looking statements contained herein due to a variety of important factors, including, without limitation, the following:

•	Salus’ ability to recover amounts that are contractually owed to it by its borrowers;

•	Salus’ ability to continue to address a number of issues to implement its strategy and grow its business;

•	the impact on Salus resulting from further deterioration in economic conditions;

•	Salus’ ability to compete with traditional competitors and new market entrants;

•	Salus’ ability to attract and retain skilled people; and

•	Salus’ ability to address a variety of operational risks, including reputational risk, legal and compliance risk, the risk of fraud or theft, operational errors and systems malfunctions.

HGI Energy

HGI Energy’s actual results or other outcomes may differ from those expressed or implied by the forward-looking statements contained herein due to a variety of important factors, including, without limitation, the following:

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•	fluctuations in oil and natural gas prices sold by EXCO/HGI JV;

•	changes in the differential between NYMEX or other benchmark prices of oil and natural gas and the reference or regional index price used to price the EXCO/HGI JV’s actual oil and natural gas sales;

•	the EXCO/HGI JV not having any of its own employees and relying on employees supplied by EXCO and its subsidiaries;

•	the failure to resolve any material disagreements with EXCO relating to the EXCO/HGI JV;

•	the impact of the EXCO/HGI JV’s substantial indebtedness on its business, financial condition and results of operations;

•	the EXCO/HGI JV’s ability to acquire or develop additional reserves, accurately evaluate reserve data or the exploitation potential of its properties, and control the development of its properties;

•	the EXCO/HGI JV’s ability to market and sell its oil and natural gas and its exposure to the credit risk of its customers and other counterparties and the risks associated with drilling activities;

•	the inherent uncertainty of estimates of oil and natural gas reserves;

•	the risk that the EXCO/HGI JV will be unable to identify or complete, or complete on economically attractive terms, the acquisition of additional properties;

•	the ability of the EXCO/HGI JV’s ability to successfully operate in a highly regulated and litigious environment, including exposure to operating hazards and uninsured risks;

•	changes in the U.S. federal income tax laws and regulations that may affect the relative income tax advantages of HGI Energy’s products;

•	the impact of future and existing environmental regulations;

•	the effects of climate change and unusual weather activity;

•	the intense competition in the oil and gas industry in acquiring properties, contracting for drilling equipment and hiring experienced personnel; and

•	the unavailability of pipelines or other facilities interconnected to the EXCO/HGI JV’s gathering and transportation pipelines.

We caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this prospectus supplement. Neither we nor any of

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our subsidiaries undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect actual outcomes.

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SUMMARY OF THE OFFERING

Common stock offered by the selling stockholder	1,000,000 shares

Offering price	$7.75 per share

Selling stockholder	Harbinger Capital Partners Master Fund I, Ltd.

Purchaser	MSDC HMF Investments, LLC

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder in this offering.

Risk factors	See the risks set forth under the caption “Risk Factors” in this prospectus supplement and under the caption “Risk Factors” in the documents incorporated by reference into this prospectus supplement, including our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2013, March 31, 2013 and December 30, 2012 and our Annual Report on Form 10-K for the annual period ended September 30, 2012, each of which is incorporated by reference in this prospectus supplement, and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

CORPORATE INFORMATION

We were incorporated in Delaware in 1954 under the name Zapata Corporation and reincorporated in Nevada in April 1999 under the same name. On December 23, 2009, we reincorporated in Delaware under the name Harbinger Group Inc. Our common stock trades on the NYSE under the symbol “HRG.” Our principal executive offices are located at 450 Park Avenue, 30th Floor, New York, New York 10022, and our telephone number is (212) 906-8555. Our website address is www.harbingergroupinc.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Please see the accompanying prospectus and the documents incorporated by reference into this prospectus supplement for additional information about us and our business.

RISK FACTORS

An investment in our common stock involves risks. Before deciding whether to purchase our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in the documents incorporated by reference into this prospectus supplement, including our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2013, March 31, 2013 and December 30, 2012 and our Annual Report on Form 10-K for the annual period ended September 30, 2012. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” While we believe that these risks are the most important for you to consider, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including our financial statements, the notes to our financial statements and management’s discussion and analysis of our financial condition and results of operations, which are included in our periodic reports and incorporated into this prospectus supplement by reference. Any of these risk factors could materially and adversely affect our or our subsidiaries’ business, financial condition and results of operations and these risk factors are not the only risks that we or our subsidiaries may face. Additional risks and uncertainties not presently known to us or our subsidiaries or that are not currently believed to be material also may adversely affect us or our subsidiaries. These risk factors may be amended, supplemented or superseded from time to time in supplements to the accompanying prospectus and by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all the net proceeds from the sale of the shares of our common stock offered hereby.

SELLING STOCKHOLDER

The following table sets forth the number of shares and percentage of common stock owned by the selling stockholder prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholder in this offering, the number of shares of common stock to be owned by the selling stockholder after completion of the offering and the percentage of our outstanding shares of common stock to be owned by the selling stockholder after completion of the offering. We have prepared the table based on information given to us by, or on behalf of, the selling stockholder.

The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days. The percentage of shares beneficially owned before the offering is based on a total of 142,385,426 shares of common stock outstanding as of August 30, 2013 and does not give effect to the conversion of the Company’s outstanding shares of Series A Participating Preferred Stock (the “Series A Shares”) and Series A-2 Participating Preferred Stock (the “Series A-2 Shares,” and together with the Series A Shares, the “Preferred Stock”) and the limitation on voting by the Preferred Stockholders prior to receipt of certain regulatory approvals and excludes the shares of common stock reserved for issuance under our stock option plan and unexercised Company stock options.

Selling stockholder	Number of shares of common stock beneficially owned prior to the offering	Percentage of outstanding shares of common stock prior to the offering	Number of shares of common stock to be offered	Shares of common stock beneficially owned after the offering	Percentage of outstanding shares of common stock after the offering
Harbinger Capital Partners Master Fund I, Ltd. (1)	79,319,523	55.7%	1,000,000	78,319,523	55.0%

(1)	These securities may be deemed to be indirectly beneficially owned by the following: Harbinger Capital Partners LLC (“Harbinger Capital”), the investment manager of Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”); Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger Capital, and Mr. Philip A. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Master Fund. The address of the Master Fund is c/o International Fund Services (Ireland) Limited, 78 Sir John Rogerson’s Quay, Dublin 2, Ireland. We have been informed that, as of the date hereof, a portion of the shares of our common stock held by the Master Fund are pledged, together with securities of other issuers, to secure certain portfolio financing for the Master Fund.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents.

•	Our Annual Report on Form 10-K for the year ended September 30, 2012, filed on November 27, 2012 and the amendments thereto filed on January 25, 2013 and March 25, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 30, 2012, March 31, 2013 and June 30, 2013, filed on February 8, 2013, May 9, 2013 and August 9, 2013, respectively;

•	Our Definitive Proxy Statement on Schedule 14A, filed on March 8, 2013, to the extent such information is required by Part III of Form 10-K;

•	Our Current Reports on Form 8-K filed on October 9, 2012 (other than the information furnished therein under Item 7.01), October 12, 2012, November 2, 2012, November 5, 2012 (other than the information furnished therein under Item 7.01), November 9, 2012, November 15, 2012, November 21, 2012, December 10, 2012, December 11, 2012, December 12, 2012, December 14, 2012, December 17, 2012, December 21, 2012, December 26, 2012, January 7, 2013, January 9, 2013, January 16, 2013, February 21, 2013, March 7, 2013, April 8, 2013, July 19, 2013, July 23, 2013, August 19, 2013 and September 4, 2013 and our Current Reports on Form 8-K/A filed on March 4, 2013 and May 3, 2013; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC) after the date of this prospectus supplement and before the termination of this offering.

You should only rely on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later will automatically supersede the information in this prospectus supplement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Thomas A. Williams, Executive Vice President and Chief Financial Officer, Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY 10023, Telephone No. (212) 906-8555.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Units

Offered by Harbinger Group, Inc.

25,000,000 Shares

Common Stock

Offered by the Selling Stockholders

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, securities with an aggregate offering price of up to $75,000,000.

In addition, the selling stockholders identified in this prospectus may sell, from time to time, up to 25,000,000 shares of our common stock. These shares were originally acquired by the selling stockholders in private placements exempt from the registration requirements of the Securities Act of 1933, as amended.

Each time we or the selling stockholders offer securities, we will provide a supplement to this prospectus, if required by applicable law, that will describe the specific manner in which such securities are being offered. The prospectus supplements, if any, may also add, update or change information contained in this prospectus.

The selling stockholders may offer for sale or otherwise distribute the shares of our common stock covered by this prospectus in one or more transactions, directly or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices.

For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”

As of March 9, 2012, the aggregate market value of our outstanding common stock held by non-affiliates was $44,607,828, based on 140,116,935 shares of outstanding common stock, of which 9,613,756 are held by non-affiliates, and a price of $4.64 per share, based on the closing sale price of our common stock on March 9, 2012 on the New York Stock Exchange (“NYSE”). We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month period that ends on and includes the date of this prospectus.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses in connection with any offering of our securities by us or the selling stockholders, other than any underwriting fees, discounts, selling commissions and stock transfer taxes, if any, applicable in connection with any offering by the selling stockholders.

Our common stock is listed on the NYSE, under the symbol “HRG”. The last reported sale price of our common stock on the NYSE on March 9, 2012 was $4.64 per share.

You should carefully read this prospectus before you invest. Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2012.

Unless otherwise indicated in this prospectus, any prospectus supplement, or the context requires otherwise, “HGI,” the “Company,” “we,” “us” or “our” refers to Harbinger Group Inc. and, where applicable, its consolidated subsidiaries; and “Harbinger Parties” refers, collectively, to Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.

You should rely only on the information contained or incorporated by reference in this prospectus or the prospectus supplement or any free writing prospectus and any pricing supplement that we or the selling stockholders authorize. Neither we nor the selling stockholders authorize any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus or the prospectus supplement or any free writing prospectus or any pricing supplement that we or the selling stockholders authorize in writing. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus or the prospectus supplement or any free writing prospectus or any pricing supplement that we or the selling stockholders authorize is accurate only as of the date on its cover page and that any information previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporate by reference is accurate only as of the date such document is incorporated by reference.

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus, any applicable prospectus supplement and any information incorporated by reference. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on the Company and its financial statements.

This prospectus is part of a registration statement that the Company has filed with the SEC using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, any of the following securities, in one or more series:

■	common stock, par value $.01 per share (the “common stock”);

■	preferred stock;

■	warrants; and

■	units.

In addition, the selling stockholders may offer and sell from time to time shares of our common stock.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time we or the selling stockholders sell securities, we may, to the extent required by applicable law, provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and the selling stockholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us or the selling stockholders from the sale of securities also will be set forth in the applicable prospectus supplement.

The prospectus supplement will also contain, with respect to the securities being sold by us or the selling stockholders, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials that we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains the reports, proxy and information statements and other information that we and other issuers file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov. You can also obtain information about our Company at the offices of the New York Stock Exchange (the “NYSE”), 20 Broad Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC, allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently provide updating or superseding information in this prospectus or in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished under applicable SEC rules rather than filed):

■

our Annual Report on Form 10-K for the year ended September 30, 2011, as filed with the SEC on December 14, 2011 as amended by Amendment No. 1 thereto as filed with the SEC on January 30, 2012 (Commission File No.: 1-4219);

■	our Quarterly Report on Form 10-Q for the quarter ended January 1, 2012, as filed with the SEC on February 9, 2012 (Commission File No.: 1-4219);

■

our Current Reports on Form 8-K, as filed with the SEC on April 11, 2011 (as amended by Amendment No. 1 thereto filed with SEC on June 17, 2011), December 9, 2011, January 5, 2012, January 12, 2012, January 17, 2012, February 17, 2012 and February 27, 2012 (Commission File No.: 1-4219); and

■	the description of our common stock contained in our Information Statement on Schedule 14C, as filed with the SEC on November 30, 2009 (Commission File No.: 1-4219).

We are also incorporating by reference into the accompanying prospectus all of our future filings with the SEC (other than any filing or portion thereof that is furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed.

You should rely only on the information contained or incorporated by reference in this prospectus or the prospectus supplement or any free writing prospectus and any pricing supplement that we or the selling stockholders authorize. Neither we nor the selling stockholders authorize any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus or the prospectus supplement or any free writing prospectus or any pricing supplement that we or the selling stockholders authorize in writing. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus or the prospectus supplement or any free writing prospectus or any pricing supplement that we or the selling stockholders authorize is accurate only as of the date on its cover page and that any information previously filed with the SEC that is incorporate by reference is accurate only as of the date such document is incorporated by reference.

The documents incorporated by reference into this prospectus are available from us and upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

Harbinger Group Inc.

Attn.: Chief Financial Officer

450 Park Avenue, 27th Floor

New York, NY 10022

(212) 906-8555

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

THE COMPANY

We are a diversified holding company that is majority owned by the Harbinger Parties. Our principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products. We are principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing our existing businesses. In addition to our intention to acquire controlling equity interests, we may also from time to time make investments in debt instruments and acquire minority equity interests in companies.

We were incorporated in Delaware in 1954 under the name Zapata Corporation and reincorporated in Nevada in April 1999 under the same name. On December 23, 2009, we were reincorporated in Delaware under the name Harbinger Group Inc. Our common stock trades on the NYSE under the symbol “HRG.” Our principal executive offices are located at 450 Park Avenue, 27th Floor, New York, New York 10022.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.harbingergroupinc.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and any prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended January 1, 2012 and our Annual Report on Form 10-K for the annual period ended September 30, 2011, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” These risk factors may be amended, supplemented or superseded from time to time in supplements to this prospectus and by other reports we file with the SEC in the future.

FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus or in information we file with the SEC are forward-looking statements that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and the management of our subsidiaries. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of our company. Forward-looking statements include, without limitation, the information regarding: conditions to, and the timetable for, completion and integration of acquisitions and the future economic performance of our subsidiaries. Forward-looking statements are also identified in the documents incorporated by reference.

Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Forward-looking statements are not guarantees of performance. Further description of risks, uncertainties and other important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements is incorporated by reference herein under the section entitled “Risk Factors” and appears in our periodic SEC filings as incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We also caution you that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this prospectus or the date of documents incorporated by reference herein. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect actual outcomes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges and preferred stock dividend requirements, “earnings” represents pre-tax income (loss) from continuing operations plus fixed charges, and less any interest capitalized. “Fixed charges” consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense. “Preferred stock dividend requirements” represents pre-tax earnings required to cover post-tax dividends and accretion on preferred stock, using a marginal income tax rate of 35%. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	PREDECESSOR			SUCCESSOR
	YEAR ENDED SEPTEMBER 30,		PERIOD FROM OCTOBER 1, 2008 THROUGH AUGUST 30, 2009	PERIOD FROM AUGUST 31, 2009 THROUGH SEPTEMBER 30, 2009	YEAR ENDED SEPTEMBER 30,		THREE MONTH PERIOD ENDED
	2007	2008			2010	2011	JANUARY 2, 2011	JANUARY 1, 2012
			(In millions, except ratios)
Ratio of earnings to combined fixed charges and preferred stock dividend requirements			7.2			1.1	1.1	1.7
Deficiency of (loss) earnings to combined fixed charges and preferred stock dividend requirements	$(507.2)	$(914.8)		$(20.0)	$(132.3)

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of existing indebtedness.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of common shares by the selling shareholders named below. We have registered the shares to permit the selling stockholders and their successors, which include their donees, pledgees, distributees or transferees or their successors-in-interest. We refer to all of these possible sellers as the “selling stockholders” in this prospectus. The selling stockholders may sell all, a portion or none of their shares at any time.

The following table sets forth the maximum number of shares of our common stock to be sold by the selling stockholders pursuant to this registration statement. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days. The percentage of shares beneficially owned before the offering is based on 139,348,645 shares of common stock outstanding as of March 5, 2012, and a total of 188,268,949 shares of common stock outstanding on a fully diluted basis as of March 5, 2012 after giving effect to the conversion of the Company’s outstanding shares of Series A Participating Preferred Stock (the “Series A Shares”) and Series A-2 Participating Preferred Stock (the “Series A-2 Shares,” and together with the Series A Shares, the “Preferred Stock”) and the limitation on voting by applicable to one of Preferred Stockholders prior to receipt of certain regulatory approvals.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED PRIOR TO THE OFFERING		SHARES OF COMMON STOCK OFFERED	SHARES OF COMMON STOCK BENEFICIALLY OWNED AFTER THE OFFERING
	Number	%		Number	%
Harbinger Capital Partners Master Fund I, Ltd. (1)	95,932,068	51.0	18,468,379	77,463,689	41.1
Harbinger Capital Partners Special Situations Fund, L.P. (2)	21,493,161	11.4	4,137,760	17,355,401	9.2
Global Opportunities Breakaway Ltd. (3)	12,434,660	6.6	2,393,861	10,040,799	5.3

(1)	Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) is the beneficial owner of 95,932,068 shares of our common stock, which may also be deemed to be beneficially owned by Harbinger Capital, the investment manager of Master Fund; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger Capital Partners LLC (“Harbinger Capital”), and Mr. Philip A. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Master Fund. The address of the Master Fund is c/o International Fund Services (Ireland) Limited, 78 Sir John Rogerson’s Quay, Dublin 2, Ireland. The Company has been informed that, as of the date hereof, all of the shares of our Common Stock held by the Master Fund are pledged, together with securities of other issuers, to secure certain portfolio financing for the Master Fund.
(2)	Harbinger Capital Partners Special Situation Fund, L.P. (the “Special Situations Fund”) is the beneficial owner of 21,493,161 shares of our common stock, which may be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of the Special Situations Fund, Harbinger Holdings, the managing member of HCPSS, and Mr. Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Special Situations Fund. The address of the Special Situations Fund is 450 Park Avenue, 30th floor, New York, New York, 10022.
(3)	Global Opportunities Breakaway Ltd. (the “Global Fund”) is the beneficial holder of 12,434,660 shares of our common stock, which may be deemed to be beneficially owned by Harbinger Capital Partners II LP (“HCP II”), the investment manager of the Global Fund; Harbinger Capital Partners II GP LLC (“HCP II GP”), the general partner of HCP II, and Mr. Falcone, the managing member of HCP II GP and the portfolio manager of the Global Fund. The address of the Global Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.

Material relationships with the selling stockholders

The selling stockholders control a majority of our voting securities. In addition, Mr. Philip A Falcone, our Chairman and Chief Executive Officer is the Chief Investment Officer and Chief Executive Officer of Harbinger Capital and Keith M. Hladek and Robin Roger, two of our directors, are senior officers of Harbinger Capital. In addition, a number of our executive officers and employees are former officers or employees of Harbinger Capital. We have entered into several agreements and arrangements with Harbinger Capital and its affiliates, including the registration rights agreement pursuant to which the selling stockholders’ shares are included in this prospectus.

Additional information about certain material relationships between us and the selling shareholders is included in the documents incorporated by reference herein, including the information set forth under the heading “Item 13. Certain Relationships, Related Party Transactions and Director Independence” in Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, the headings “Item 1. Business,” and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and the heading “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for quarter period ended January 1, 2012.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per shares and 10,000,000 shares of preferred stock, par value $0.01 per share. As of March 9, 2012, we have 140,116,935 shares of common stock and 280,000 Series A Shares and 120,000 Series A-2 Shares outstanding. Summarized below are material provisions of our certificate of incorporation (including the certificates of designation of the Preferred Stock) and by-laws as currently in effect, as well as relevant sections of the Delaware General Corporation Law (the “DGCL”). The following summary is qualified in its entirety by the entire text of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to our SEC reports, which are incorporated herein by reference, and by the applicable provisions of the DGCL.

Common stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our Board out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are, and the shares of common stock to be sold in this offering when issued and paid for will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of the Preferred Stock and of any other series of preferred stock that may be issued in the future.

Preferred stock

Our Board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our Board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Series A and Series A-2 Preferred Stock

On May 13, 2011, and August 5, 2011, the Company issued an aggregate of 400,000 shares of Preferred Stock to certain institutional investors (the “Preferred Stock Purchasers”) including CF Turul LLC (“CF Turul”), at a purchase price of $1,000 per share (the “Purchase Price”), resulting in aggregate gross proceeds to us of $400 million. The following discussion provides only a summary of the material terms of the Preferred Stock. The following summary is qualified in its entirety by the entire text of the certificates of designation of the Series A Shares and the Series A-2 Shares, including amendments thereto, which have been filed as exhibits to our SEC reports and are incorporated herein by reference.

Dividends. The Preferred Stock will accrue a cumulative quarterly cash dividend at an annualized rate of 8%. The Purchase Price of the Preferred Stock will accrete quarterly at an annualized rate of 4% that will be reduced to 2% or 0% if the Company achieves specified rates of growth measured by increases in its net asset value. The Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of common stock on an as-converted basis.

Optional Conversion. Each share of Preferred Stock may be converted by the holder into common stock at any time based on the then applicable conversion price. The initial conversion price is $6.50 for the Series A Shares and $7.00 for the Series A-2 Shares and is subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, recapitalizations and similar events, as well as in connection with issuances of common stock (and securities convertible or exercisable for common stock) below the conversion price

(which adjustment shall be made on a weighted average basis). Until certain regulatory filings are made and approvals are obtained and effective, Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Automatic Conversion/Mandatory Redemption. On May 13, 2018, holders of the Preferred Stock are entitled to cause the Company to redeem the Preferred Stock at the Purchase Price per share plus accrued but unpaid dividends. Each share of Preferred Stock that is not so redeemed will be automatically converted into shares of common stock at the applicable conversion price then in effect (“Conversion Price”).

Upon a change of control (as defined in the certificates of designation), holders of the Preferred Stock are entitled to cause the Company to redeem their Preferred Stock at a price per share equal to the sum of 101% of the Purchase Price and any accrued and unpaid dividends, including accrued and unpaid cash and accreting dividends for the then current dividend period.

Optional Redemption. At any time after May 13, 2014, the Company may redeem the Preferred Stock, in whole but not in part, at a price per share equal to 150% of the Purchase Price plus accrued but unpaid dividends, subject to the holder’s right to convert prior to such redemption.

Mandatory Conversion. After May 13, 2014, the Company may force conversion of the Preferred Stock into common stock if the thirty day volume weighted average price of our common stock (“VWAP”), and the daily VWAP exceeds 150% of the then applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty day VWAP. In the event of a forced conversion, the holders of Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the common stock are not achieved. In addition, for so long as CF Turul owns sufficient combined voting power (through ownership of Preferred Stock and common stock) to entitle it to have consent rights or to nominate directors or appoint observers (as described below), the Company’s ability to force conversion shall be limited so that CF Turul retains at least one share of Preferred Stock, enabling it to continue to exercise its right to nominate directors, appoint observers or exercise consent rights associated with the Preferred Stock, but such Preferred Stock shall have no other rights or preferences. Upon CF Turul ceasing to own sufficient combined voting power to exercise these rights, the retained share shall be automatically cancelled.

Liquidation Preference. In the event of any liquidation or winding up of the Company, the holders of Preferred Stock will be entitled to receive per share the greater of (i) 150% of the Purchase Price, plus any accrued and unpaid dividends and (ii) the value that would be received if the share of Preferred Stock were converted into common stock immediately prior to the liquidation or winding up.

Participation Rights. Prior to May 13, 2016 with respect to the Series A Shares and prior to August 5, 2016 with respect to the Series A-2 Shares, subject to meeting certain ownership thresholds, certain Preferred Stock Purchasers will be entitled to participate, on a pro rata basis in accordance with their ownership percentage, determined on an as-converted basis, in issuances of equity and equity linked securities by the Company. In addition, subject to meeting certain ownership thresholds and other conditions, certain Preferred Stock Purchasers will be entitled to participate in issuances of preferred securities and in debt transactions of the Company and its subsidiaries.

Voting Rights. The holders of the Preferred Stock will be entitled to vote on an as-converted basis with the Company’s holders of common stock on all matters submitted to a vote of the holders of common stock for all purposes. However, until approval is obtained from certain insurance regulatory authorities, no holder of Preferred Stock may, at any time, vote more than 9.9% of the total number of votes which may be cast in a general election of a director of the Company.

Consent Rights. Consent of the holders of Preferred Stock is required before certain fundamental changes that can be made to the Preferred Stock, including changes to the terms of the Preferred Stock with respect to liquidation preference, dividend, or redemption rights. Consent of the holders of a majority of Preferred Stock is required before, subject to certain exceptions, certain material actions may be taken with respect to the Preferred Stock including issuing stock senior or pari passu to the Preferred Stock and incurring debt, or permitting a subsidiary to incur debt or selling assets or permitting a subsidiary to sell assets not otherwise permitted by the indenture relating to the

Company’s Senior Secured Notes due 2015 (or any replacement thereof). While CF Turul continues to own at least 50% of the Series A Shares it initially purchased (either as Preferred Stock or common stock upon conversion), consent of CF Turul is required before any action may be taken which, pursuant to the express terms of the certificates of designation, requires approval by a majority of the holders of Preferred Stock or any action with respect to certain related party transactions between the Company and its affiliates.

Board Representation. Subject to certain approval from certain insurance regulatory authorities, so long as CF Turul owns at least 50% of the Series A Shares it initially purchased or 10% of the outstanding common stock on an as-converted basis, CF Turul shall have the right to appoint one director to the Board who shall be entitled to be a member of any committee of the Board (except for any special committee formed to consider a related party transaction involving CF Turul).

If CF Turul does not appoint a director, subject to meeting certain ownership thresholds, CF Turul has the right to appoint an observer to attend all meetings of the Board, any committee of the Board, and the board of any wholly owned subsidiary of the Company on which it does not have a director. Upon a specified breach event (described in the Section “—Other Covenants” below) the size of the Board will be increased by one or two directors, depending on whether CF Turul has appointed a director prior thereto. CF Turul, or a majority of Preferred Stock Purchasers if CF Turul at that time owns less than a threshold amount, in either common stock or Preferred Stock, will have the right to appoint one or two directors, reasonably acceptable to the Board.

Subject to meeting certain ownership thresholds, in the event that Philip A. Falcone ceases to have principal responsibility for the Company’s investments for a period of more than 90 consecutive days, other than as a result of temporary disability, and CF Turul does not approve the Company’s proposed business continuity plan, CF Turul may appoint such number of directors that, when the total number of directors appointed by CF Turul is added to the number of independent directors, that number of directors is equal to the number of directors employed by or affiliated with the Company or the Harbinger Parties and their affiliates (the “Harbinger Affiliates”).

Notwithstanding all of the foregoing, CF Turul’s representation on the Board will always be less than or proportionate (save for rounding up, where necessary) to its beneficial ownership of the Company’s common stock and will otherwise comply with the rules of the NYSE and certain insurance regulatory authorities.

Other Covenants. The certificates of designation include additional terms regarding obligations of the Company. Upon a specified breach event (which shall include an event of default under the indenture relating to the Company’s Senior Secured Notes due 2015, the Company’s failure to pay any dividends for a period longer than 90 days, the Company’s failure to maintain a 1:1 ratio of cash and cash equivalents to fixed charges until March 31, 2012, the Company’s failure to perform certain covenants under the certificates of designation, and causing the delisting of its common stock), the Company shall be prohibited from making certain restricted payments, incurring certain debt, and entering into certain agreements to purchase debt or equity interests in portfolio companies of the Harbinger Affiliates and related parties (other than the Company) or to sell equity interests in portfolio companies of the Company to the Harbinger Affiliates and related parties.

Directors’ liability; indemnification of directors and officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

■	for any breach of the duty of loyalty;

■	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

■	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases or stock redemptions); or

■	for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws will provide that we indemnify each director and the officers, employees and agents determined by our Board to the fullest extent provided by the laws of the State of Delaware.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of our directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision. If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. Our by-laws authorize us to indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. We also enter into indemnification agreements with our directors and officers which may, in certain cases, be broader than specified indemnification provisions of our certificate of incorporation and by-laws. We intend to maintain director and officer liability insurance, if available on reasonable terms.

Certain certificate of incorporation, by-law and statutory provisions

Some of the provisions of our certificate of incorporation and by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that holders of our securities might consider in their best interest, including any attempt that might result in receipt of a premium over the market price for our shares of common stock.

Stockholder action by written consent; special meetings of stockholders

Our certificate of incorporation permits stockholder action by written consent in lieu of a meeting in accordance with Delaware law. A special meeting of our stockholders can be called only by the chairman of our Board or any three members of our Board. A special meeting cannot be called by stockholders.

Advance notice requirements for stockholder proposals and director nominations

Our by-laws require stockholders to provide to our Board not less than 90 days’ and not more than 120 days’ advance notice of business proposed to be brought before, and of nominations of directors to be made at, a stockholder meeting. The content of the notice must include the stockholder’s beneficial stock ownership information, including his or her derivative and short positions and all information required by Regulation 14A of the SEC proxy rules. Failure to deliver proper notice in a timely fashion results in exclusion of the proposal from stockholder consideration at the meeting. In the case of nominations of directors, our by-laws also require nominees to respond to a questionnaire providing information about the candidate’s background and qualifications, to represent that he or she has no agreements with any third party as to voting or compensation in connection with his or her service as a director, and to agree to abide by applicable confidentiality, governance, conflicts, stock ownership and trading policies of the Company.

Election and removal of directors

Our Board is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Our Board may elect a director to fill a vacancy, including vacancies created by the expansion of our Board. Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors. A director may be removed only for cause by the holders of a majority of shares then entitled to vote in an election of directors.

Anti-takeover laws/interested stockholder transactions

Unless a corporation elects in its certificate of incorporation or by-laws for the following provision not to apply, DGCL Section 203 prohibits a corporation from engaging in any “business combination” with a 15% or greater stockholder for a period of three years following the time that such stockholder obtained such ownership, unless (i) the board of directors approved either the business combination or the transaction which resulted in the stockholder’s ownership before the stockholder obtained such ownership; (ii) the transaction resulted in the stockholder owning at least 85% of the outstanding voting stock of the corporation not owned by the interested stockholder or officers or directors of the corporation; or (iii) the business combination is approved by the board of directors and authorized (not by written consent) by the affirmative vote of at least 66 2/3% of the “disinterested” stockholders. Section 203 does not apply to any stockholder who became an “interested stockholder” (i.e., a 15% or greater stockholder) at a time when the Section 203 restrictions did not apply. In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation’s stock if it was as a result of action taken solely by the corporation.

In connection with our reincorporation merger in 2009, as a result of which we changed our corporate domicile from Nevada to Delaware, we opted out of the statutory provisions of DGCL Section 203, but our certificate of incorporation replicates its terms except that the subject business combination will require approval by our Board and authorization (whether by written consent or vote) by the affirmative vote of at least a majority of the “disinterested” stockholders (rather than 66 2/3% of such stockholders). Similar to the non-applicability of Section 203, the interested stockholder provisions of our certificate of incorporation do not apply to any stockholder who became an “interested stockholder” at a time when the Section 203 restrictions did not apply (i.e. prior to the reincorporation merger). As a result, the interested stockholder provisions of our certificate of incorporation do not apply to the Harbinger Affiliates. While Section 203 would apply to an interested stockholder if its holdings fall below the 15% threshold and later again surpass the 15% threshold, our certificate of incorporation provides a permanent exemption from the interested stockholder provisions for the Harbinger Affiliates.

Business opportunities

The DGCL permits Delaware corporations to renounce an opportunity to participate in specified business opportunities or specified classes or categories of business opportunities. Our certificate of incorporation recognizes that persons who serve as our directors may also serve, from time to time, as directors, officers or partners, or in other capacities, with other entities, including entities affiliated with the Harbinger Affiliates, and that the Company will derive substantial benefits from the service of such persons (each, an “Overlap Person”).

Our certificate of incorporation renounces the requirement for an Overlap Person to introduce or pursue any potential business opportunities on behalf of the Company unless:

■	such potential business opportunity was expressly presented or offered to the Overlap Person solely in his or her capacity as a director or officer of the Company;

■	the Company possesses, or would reasonably be expected to be able to possess, the resources (including cash) necessary to exploit such potential business opportunity; and

■	such business opportunity relates exclusively to the business of the Company as determined by our board of directors from time to time in good faith.

Further, our certificate of incorporation renounces all interests and expectancies in business opportunities which relate to:

■

the acquisition of an equity interest in an individual, corporation, partnership, unincorporated association or other entity (a “Person”) that does not entitle the Company to elect a majority of the members of the board of directors, general partner, managing member or similar governing body of such Person;

■	the extension of credit to any Person or acquisition of any interest or participation in any debt;

■

the acquisition of debt, equity or other interests in a Person or business that is reasonably believed by an Overlap Person or the entity in which an Overlap Person serves as a director, officer, partner, manager, representative, agent or employee to be distressed or insolvent or to be in default with respect to any debt;

■

the extension of credit to, or the acquisition of debt or equity or other interests or assets in, a Person or business that is in a bankruptcy or insolvency proceeding, including, but not limited to, providing debtor-in-possession financing or the purchase of interests in a Person, assets or business in connection with a bankruptcy or insolvency proceeding or reorganization or liquidation relating to or arising from a bankruptcy or insolvency proceeding;

■	an acquisition of assets that does not constitute a whole company, operating division of a Person or line of business; or

■	investments in any other industry in which the Company is not then engaged and that our board of directors designates from time to time as being a disqualified opportunity.

Pursuant to our certificate of incorporation and the DGCL, our Board has discretion from time to time to assert or renounce our interests and expectancies in business opportunities in one or more specific industries. We expect that our directors will inform our Board from time to time of material relationships and arrangements they have with other entities, including those entities which may be seeking investment opportunities in industries in which we are engaged.

The Harbinger Affiliates related parties have agreed, pursuant to the terms of a letter agreement with CF Turul, that they will, subject to certain exceptions, present to us certain business opportunities in the consumer product, insurance and financial products, agriculture, power generation and water and mineral resources industries. However, we cannot assure you that the terms of this agreement will be enforced because we are not a party to this agreement and have no ability to enforce its terms.

Amendment of the certificate of incorporation and by-laws

Subject to the consent rights of the holders of Preferred Stock with respect to certain amendments as described above under “—Preferred Stock—Series A and Series A-2 Preferred Stock,” our certificate of incorporation can be amended by a majority vote of stockholders. There are no provisions which require a higher vote to amend. Our by-laws may be amended by a majority of our directors and may also be amended by the holders of a majority of our outstanding voting stock.

Transfer agent and registrar

The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Co.

New York Stock Exchange

Our common stock is listed on the NYSE under the symbol “HRG.”

DESCRIPTION OF THE WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any particular issue of common stock warrants or preferred stock warrants will describe the terms of such warrants, including the following:

■	the title of such warrants;

■	the offering price for such warrants, if any;

■	the aggregate number of such warrants;

■	the designation and terms of the offered securities purchasable upon exercise of such warrants;

■	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

■	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

■	the number of shares of common stock or shares of preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

■	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

■	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

■	the currency or currency units in which the offering price, if any, and the exercise price are payable;

■	if applicable, a discussion of material United States federal income tax considerations;

■	the antidilution provisions of such warrants, if any;

■	the redemption or call provisions, if any, applicable to such warrants; and

■	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

■	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

■	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

■	if appropriate, any special United States federal income tax considerations applicable to the units; and

■	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

■	to or through underwriters, brokers or dealers;

■	directly to one or more other purchasers;

■

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

■	through agents on a best-efforts basis;

■

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

■	through dividends or other distributions made by the selling stockholders to their respective partners, members or stockholders; or

■	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may:

■	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

■	sell shares of common stock short and deliver the shares to close out short positions;

■

enter into option or other types of transactions that require the delivery shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

■	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

In this prospectus, the term “selling stockholders” includes the selling stockholders and their respective successors, which include their donees, pledgees, distributees or transferees and other successors-in-interest.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

■	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

■	any underwriting discounts and other items constituting underwriters’ compensation;

■	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

■	any commissions allowed or paid to agents;

■	any other offering expenses;

■	any securities exchanges on which the securities may be listed;

■	the method of distribution of the securities;

■	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

■	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

■	at a fixed price or prices, which may be changed;

■	at market prices prevailing at the time of sale;

■	at prices related to such prevailing market prices;

■	at varying prices determined at the time of sale; or

■	at negotiated prices.

Such sales may be effected:

■	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

■	in transactions in the over-the-counter market;

■

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

■	through the writing of options; or

■	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us or the selling stockholders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock offered in this prospectus will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Harbinger Group Inc. as of September 30, 2011 and 2010, and the related consolidated statements of operations, permanent equity (deficit) and comprehensive income (loss), and cash flows for the years ended September 30, 2011 and September 30, 2010, the period August 31, 2009 to September 30, 2009 (Successor), and the period October 1, 2008 to August 30, 2009 (Predecessor) have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of Fidelity & Guaranty Life Holdings, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholder’s equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm, as experts in accounting and auditing. The audit report covering these financial statements refers to a change in the method of accounting for other-than-temporary impairments in 2009 and for the fair value of financial instruments in 2008.

1,000,000 Shares

Harbinger Group Inc.

Common Stock

PROSPECTUS SUPPLEMENT

AUGUST 30, 2013